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                                                                    Exhibit 10.8

SECOND AMENDMENT TO THE METZLER GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

     1. The definition of "Employee" is deleted and replaced with the following:

          "Employee" means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week.

     2. Section 3 regarding Eligibility is deleted and replaced with the following:

     3.   Eligibility

               All Employees except those individuals listed on Exhibit A,
          Section 16 Individuals, of the Insider Trading and Tipping Policy of The Metzler Group, Inc., shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of
          Section 6, each other Employee of the Company shall be eligible to participate on the first to occur of (i) the Offering Date coincident with or next following the Employee's first day of employment, or (ii) the first day of any calendar month coincident with or next following the Employee's first day of employment.